UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                 )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NABORS INDUSTRIES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 2, 2020.

            NABORS INDUSTRIES LTD.

NABORS INDUSTRIES LTD.

C/O PROXY SERVICES

P.O. BOX 9142

FARMINGDALE, NY 11735

Meeting Information*

Meeting Type:             Annual General Meeting

For holders as of:       April 3, 2020

Date:  June 2, 2020            Time:  10:00 AM CDT

Location:     The Offices of Nabors Corporate Services, Inc.

     515 W. Greens Rd.

     Houston, TX 77067

*Depending on concerns about the Coronavirus or COVID-19, we may hold a virtual annual meeting instead of holding the meeting in Texas. The Company would publicly announce a determination to hold a virtual meeting in a press release available at www.nabors.com as soon as practicable before the meeting. In that event, the annual general meeting would be conducted solely virtually, on the above date and time, via live audio webcast. You or your proxyholder could participate, vote and examine our shareholder list at the virtual meeting by visiting http://www.virtualshareholdermeeting.com/NBR2020ANNUAL, but only if the meeting is not held in Texas. You are entitled to vote at the meeting if you were a shareholder of record at the close of business on April 3, 2020.

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

      Before You Vote

            How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT            ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:         www.proxyvote.com

2) BY TELEPHONE:    1-800-579-1639

3) BY E-MAIL*:            sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 19, 2020 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow  (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR

the following:

1.  ELECTION OF DIRECTORS

Nominees:

01)  Tanya S. Beder             05)  Michael C. Linn

02)  Anthony R. Chase        06)  Anthony G. Petrello

03)  James R. Crane             07)  John Yearwood

04)  John P. Kotts

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.  Proposal to appoint PricewaterhouseCoopers LLP as independent auditor and to authorize the Audit Committee of the Board of Directors to set the independent auditor’s remuneration.

3.  Advisory Say-on-Pay vote regarding the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement.

4.  Approval of the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan.